Exhibit 10.7

EXECUTION VERSION

SUBORDINATED GUARANTY OF COLLECTION

This SUBORDINATED GUARANTY OF COLLECTION (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of May 1, 2013, is made by CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the “Guarantor”), in favor of Citibank, N.A., as Agent (as defined in the Term Loan Agreement described below), for the ratable benefit of itself and the Lenders described below (the Agent and the Lenders, collectively, the “Guaranteed Parties”).

RECITALS:

A. Reference is made to that certain Term Loan Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among CenterPoint Energy Field Services LP, a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (collectively, the “Lenders”) and the Agent.

B. As a condition to the extension of credit and certain other financial accommodations to the Borrower under the Term Loan Agreement, the Guaranteed Parties have required, among other things, that the Guarantor execute and deliver this Guaranty.

C. The Guarantor will benefit, directly or indirectly, from such extension of credit and certain other financial accommodations to the Borrower under the Term Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Term Loan Agreement. In addition:

“Designated Senior Debt” means (i) any Senior Debt of the Guarantor that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100,000,000 and (ii) any other Senior Debt of the Guarantor designated by the Guarantor at the time of issuance thereof as Designated Senior Debt for purposes of this Guaranty.

“Senior Debt” means (a) all Indebtedness of the Guarantor, whether currently outstanding or hereafter created, incurred or assumed, unless, by the terms of the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding, it is expressly provided that such Indebtedness is not superior in right of payment to the Guarantor’s guarantee hereunder or to other Indebtedness which is pari passu with or subordinated to the Guarantor’s guarantee hereunder and (b) any modifications, refundings, deferrals, renewals or extensions of any such debt or any securities, notes or other evidences of debt issued in exchange for such debt, provided that in no event shall “Senior Debt” include the Obligations or the Guaranteed Obligations.

SECTION 2. Guaranty of Collection. The Guarantor hereby guarantees to the Agent, for the ratable benefit of each Guaranteed Party, the full and prompt collection of the Obligations of the Borrower (the “Guaranteed Obligations”). This Guaranty is a guaranty of collection only, and not a guaranty of payment.

SECTION 3. Exhaustion of Other Remedies Required. The obligations of the Guarantor hereunder are merely those of a secondary obligor, and not as primary obligor, and are dependent, in all respects, upon the Agent, on behalf of the Guaranteed Parties, first pursuing and exhausting all rights and remedies, both legal and equitable, against the Borrower to collect payment upon the Guaranteed Obligations.

SECTION 4. Guaranteed Obligations Absolute. Except as otherwise provided in this Guaranty, the Guarantor’s obligations hereunder are in all respects absolute and unconditional and will not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation: (a) any amendment to, restatement of, supplement to or other modification of the Term Loan Agreement or any other Loan Document or any assignment or transfer of any thereof or of any interest therein, in each case in accordance with the terms thereof, or any furnishing, acceptance or release of any collateral for the Guaranteed Obligations or the addition, substitution or release of any other guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations, (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Term Loan Agreement or any other Loan Document, (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or its property, (d) any merger, amalgamation or consolidation of any other guarantor or of the Borrower into or with any other Person or any sale, lease or transfer of any or all of the assets of any other guarantor or of the Borrower to any Person or (e) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense (other than repayment in full in cash of all the Guaranteed Obligations) of a guarantor (whether or not similar to the foregoing).

SECTION 5. Subordination.

(a) Subordination of Guarantee to Senior Debt. The Guarantor and each Guaranteed Party (by its acceptance of the benefits of this Guaranty, and on behalf of itself and its successors and assigns) hereby agree that any payment in respect of the Guaranteed Obligations is subordinated, to the extent and in the manner provided in this Section 5, to the prior payment in full of all Senior Debt, whether outstanding at the date of this Guaranty or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Debt. This Section 5 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

(b) No Payment on Guaranteed Obligations in Certain Circumstances.

(i) No payment shall be made by or on behalf of the Guarantor on account of any of the Guaranteed Obligations in the event of default in payment of any principal of, premium (if any) or interest on any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by acceleration of maturity or otherwise (a “Payment Default”), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist or such Senior Debt has been discharged or paid in full.

(ii) No payment shall be made by or on behalf of the Guarantor on account of any of the Guaranteed Obligations in the event of any event of default (other than a Payment Default) with respect to any Designated Senior Debt permitting the holders of such Designated Senior Debt (or a trustee, agent or other representative on behalf of the holders thereof) to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, upon written notice thereof to the Guarantor and the Agent by any holders of Designated Senior Debt (or a trustee, agent or other representative on behalf of the holders thereof) (a “Payment Blocking Notice”), unless and until such event of default has been cured or waived or otherwise has ceased to exist or such Designated Senior Debt has been discharged or paid in full, provided, that such payments may not be prevented pursuant to this Section 5(b)(ii) for more than 179 days after an applicable Payment Blocking Notice has been received by the Agent unless the Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Designated Senior Debt has been discharged or paid in full. No event of default that existed or was continuing on the date of any Payment Blocking Notice may be made the basis for the giving of a second Payment Blocking Notice, and only one such Payment Blocking Notice may be given in any 360-day period, irrespective of the number of defaults with respect to any number of issues of Designated Senior Debt during such period.

(iii) In furtherance of the provisions of Section 5(a), in the event that, notwithstanding the foregoing provisions of this Section 5(b), any payment or distribution of assets of the Guarantor shall be received by any Guaranteed Party at a time when such payment or distribution was prohibited by the provisions of this Section 5(b), then, unless such payment or distribution is no longer prohibited by this Section 5(b), such payment or distribution shall be received and held in trust by such Guaranteed Party for the benefit of the holders of Senior Debt, and shall be paid or delivered by such Guaranteed Party to the holders of Senior Debt remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt may have been issued, ratably, according to the aggregate amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all Senior Debt in full after giving effect to all concurrent payments and distributions to or for the holders of such Senior Debt.

(c) Guarantee Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization. Upon any distribution of assets of the Guarantor or upon any dissolution, winding up, total or partial liquidation or reorganization of Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceedings or upon any assignment for the benefit of creditors:

(i) the holders of all Senior Debt shall first be entitled to receive payment in full of such Senior Debt before any Guaranteed Party is entitled to receive any payment on account of the Guaranteed Obligations;

(ii) any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which any Guaranteed Party would be entitled, except for the provisions of this Section 5, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative, ratably according to the respective amounts of Senior Debt held or represented by each, to the extent necessary to make payment in full of all such Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions to the holders of such Senior Debt;

(iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Guaranteed Party on account of any of the Guaranteed Obligations before all Senior Debt is paid in full, such payment or distribution shall be received and held in trust by such Guaranteed Party for the benefit of the holders of such Senior Debt, or their respective representatives, ratably according to the respective amounts of such Senior Debt held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Debt remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Debt, but only to the extent that as to any holder of such Senior Debt, as promptly as practical following notice from the Agent to the holders of such Senior Debt that such prohibited payment has been received by a Guaranteed Party, such holder (or a representative therefor) notifies the Agent of the amounts then due and owing on such Senior Debt, if any, held by such holder and only the amounts specified in such notices to the Agent shall be paid to the holders of such Senior Debt

(d) Subrogation to Rights of Holders of Senior Debt.

(i) Subject to the payment in full of all Senior Debt as provided herein, the Guaranteed Parties shall be subrogated (to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Section 5) to the rights of the holders of such Senior Debt to receive payments or distributions of assets of the Guarantor applicable to the Senior Debt until termination of this Guaranty in accordance with Section 8. For the purpose of such subrogation, no such payments or distributions to the holders of such Senior Debt by the Guarantor or by or on behalf of the Guaranteed Parties by virtue of this Section 5, which otherwise would have been made to such Guaranteed Parties shall, as between the Guarantor and such Guaranteed Parties, be deemed to be payment by the Guarantor on account of such Senior Debt, it being understood that the provisions of this Section 5 are, and are intended, solely for the purpose of defining the relative rights of the Guaranteed Parties, on the one hand, and the holders of such Senior Debt, on the other hand.

(ii) If any payment or distribution to which any Guaranteed Party would otherwise have been entitled but for the provisions of this Section 5 shall have been applied, pursuant to the provisions of this Section 5, to the payment of amounts payable under Senior Debt, then such Guaranteed Party shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full.

SECTION 6. Waiver of Notices. The Guarantor hereby waives notice of the acceptance of this Guaranty and further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which the Guarantor might otherwise be entitled.

SECTION 7. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Guaranteed Party on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by such Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

SECTION 8. Termination. This Guaranty is a continuing and irrevocable guaranty of collection of all Guaranteed Obligations. This Guaranty and all obligations of the Guarantor to the Guaranteed Parties hereunder shall automatically terminate upon (a) payment in full of the Guaranteed Obligations (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) and (b) termination of the Term Loan Agreement.

SECTION 9. Representations and Warranties. The Guarantor represents and warrants that (a) the Guarantor has the corporate power and authority to execute and deliver this Guaranty and (b) this Guaranty constitutes the legal, valid and binding obligation, of the Guarantor enforceable against the Guarantor in accordance with its terms.

SECTION 10. Agent. No Guaranteed Party (other than the Agent) shall have the right to institute any suit, action or proceeding in equity or at law in connection with this Guaranty for the enforcement of any remedy under or upon this Guaranty, it being understood and intended that no one or more of the Guaranteed Parties (other than the Agent) shall have any right in any manner whatsoever to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Agent in the manner herein provided and for the ratable benefit of the Guaranteed Parties.

SECTION 11. Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including reasonable attorneys’ fees and expenses) in any way relating to the enforcement or protection of the rights of the Guaranteed Parties under this Guaranty, including any incurred in the preservation, protection or enforcement of any rights of any Guaranteed Party in any case commenced by or against the Guarantor under the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 12. Amendments. This Guaranty may not be waived, amended, released or otherwise changed except by a writing signed by the Guarantor and the Agent.

SECTION 13. No Waiver; Severability. No failure by the Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

SECTION 14. Effectiveness; Assignees, etc. This Guaranty and every part thereof shall be effective upon delivery to the Agent, without further act, condition or acceptance by the Guaranteed Parties, shall be binding upon the Guarantor and upon the legal representatives, successors and permitted assigns of the Guarantor, and shall inure to the benefit of the Guaranteed Creditors, their successors, legal representatives and permitted assigns.

SECTION 15. Entire Agreement. This Guaranty embodies the entire agreement and understanding among the Guarantor and the Guaranteed Parties and supersedes all prior agreements and understandings among the Guarantor and the Guaranteed Parties relating to the subject matter hereof.

SECTION 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. Consent to Jurisdiction. THE GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

GUARANTY, AND THE GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY GUARANTEED PARTY TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GUARANTOR AGAINST ANY GUARANTEED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

SECTION 18. Waiver of Jury Trial. THE GUARANTOR AND EACH GUARANTEED PARTY (BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the date first written above.

CENTERPOINT ENERGY RESOURCES CORP., as the Guarantor

By:	/s/ Gary Whitlock
Name:	Gary Whitlock
Title:	Executive Vice President and
Chief Financial Officer

Subordinated Guaranty of Collection